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                                                                   Exhibit 10.18





                           SKYSCRAPER VENTURES, L.P.

                             AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                    Amended and Restated as of May 5, 2000

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                               TABLE OF CONTENTS
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
ARTICLE I
              Definitions........................................................   1

ARTICLE II
         General Provisions......................................................   6
         2.1  Formation of Limited Partnership...................................   6
         2.2  Filing of Certificates.............................................   6
         2.3  Name of Partnership................................................   6
         2.4  Principal Place of Business of General Partner; Agent for Process..   7
         2.5  Term of Partnership................................................   7
         2.6  Admission of Limited Partners......................................   7
         2.7  Purposes...........................................................   8
         2.8  Partners' Names and Addresses......................................   8
         2.9  Title to Partnership Property......................................   8

ARTICLE III
         Capital Contributions...................................................   9
         3.1  Definition.........................................................   9
         3.2  Capital Commitments................................................   9
         3.3  Timing of Capital Contributions....................................   9
         3.4  Interest and Return of Capital Contributions.......................   9
         3.5  Limitations on Additional Capital Contributions Due to ERISA.......  10
         3.6  Default by Limited Partners........................................  10

ARTICLE IV
         Allocation of Net Income and Net Losses.................................  12
         4.1  Definition of Net Income and Net Losses............................  12
         4.2  Allocation of Net Income and Net Losses............................  12
         4.3  Substantial Economic Effect........................................  13
         4.4  Other Allocation Provisions........................................  13
         4.5  Withholding........................................................  13
         4.6  No Interest on Capital Accounts....................................  14

ARTICLE V
         Distributions...........................................................  14
         5.1  General............................................................  14
         5.2  Tax Distributions..................................................  14
         5.3  Discretionary Distributions........................................  15
         5.4  Reinvestment.......................................................  15
         5.5  Distributions Upon Liquidation.....................................  16
         5.6  Giveback Obligation................................................  16
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ARTICLE VI
         Management..............................................................  17
         6.1  Management of Partnership..........................................  17
         6.2  Authority of General Partner.......................................  17
         6.3  Limitation on Authority of General Partner.........................  18
         6.4  Partnership Contracts..............................................  18
         6.5  Expenses...........................................................  19
         6.6  Management Fee.....................................................  19
         6.7  Other Activities and Competition...................................  20
         6.8  Liability of General Partner.......................................  20
         6.9  Services to Portfolio Companies....................................  20
        6.10  Indemnification of General Partner.................................  21
        6.11  Investment Opportunities...........................................  21
        6.12  Investments Involving Affiliates...................................  22
        6.13  Advisory Board.....................................................  23
        6.14  ERISA Matters......................................................  23
        6.15  Unrelated Business Taxable Income..................................  24

ARTICLE VII
         Rights and Obligations of Limited Partners..............................  24
         7.1  Limitations on Limited Partners....................................  24
         7.2  Diversification....................................................  24
         7.3  Co-Investment Rights...............................................  24
         7.4  Removal of General Partner.........................................  24
         7.5  Deficit Capital Accounts at Liquidation............................  25

ARTICLE VIII
         Assignability of Interest; Withdrawal...................................  25
         8.1  Assignment of General Partner's Interest...........................  25
         8.2  Assignment of Limited Partner's Interest...........................  26
         8.3  Substitute Limited Partner.........................................  26
         8.4  Effective Date.....................................................  27
         8.5  Amendment of Agreement.............................................  27
         8.6  Withdrawal by Limited Partner......................................  27
         8.7  Annual Meeting.....................................................  28

ARTICLE IX
         Investments.............................................................  29
         9.1  Liquid Investments.................................................  29
         9.2  Investment Intent of Limited Partners..............................  29

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
ARTICLE X
        Dissolution and Termination..............................  29
        10.1  Extension of Partnership Term......................  29
        10.2  Events of Dissolution..............................  29
        10.3  Distributions Upon Liquidation.....................  30
        10.4  Election to Carry on Activities....................  31

ARTICLE XI
        Books, Records and Bank Accounts.........................  31
        11.1  Books and Records..................................  31
        11.2  Accounting Basis and Accounting Year; Fiscal Year..  31
        11.3  Reports; Annual Certificate........................  31
        11.4  Valuation of Partnership Assets....................  32
        11.5  Depository Accounts................................  33
        11.6  Tax Elections......................................  33

ARTICLE XII
        Amendments...............................................  33
        12.1  Amendments With Consent of the Partners............  33
        12.2  Amendments Without Consent of the Partners.........  33

ARTICLE XIII
        Miscellaneous............................................  34
        13.1  Notices............................................  34
        13.2  Voting; Consents...................................  34
        13.3  Successors and Assigns.............................  34
        13.4  Partner Duties.....................................  35
        13.5  ERISA Representations and Warranties...............  35
        13.6  Partition..........................................  35
        13.7  No Waiver..........................................  35
        13.8  Captions...........................................  35
        13.9  Counterparts.......................................  35
       13.10  Governing Law......................................  36
       13.11  Gender and Number..................................  36
       13.12  No Third Party Beneficiaries.......................  36
       13.13  Severability.......................................  36
       13.14  Entire Agreement...................................  36

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                                      iii

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                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                           SKYSCRAPER VENTURES, L.P.
                           -------------------------


     WHEREAS, Skyscraper Management, L.L.C., a Delaware limited liability company (the "General Partner"), as general partner, and certain of the Limited Partners (as defined below), as limited partners, entered into a Limited Partnership Agreement, dated as of February 10, 2000 (the "Partnership Agreement");

     WHEREAS, the parties hereto desire to amend and restate the Partnership Agreement to provide for certain changes to the terms and conditions set forth in the Partnership Agreement; and

     WHEREAS, the parties hereto desire that the Partnership (as defined below) be governed by the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"), for the purposes and upon the terms and conditions herein set forth.

     NOW, THEREFORE, the General Partner and the persons listed on Schedule 1 hereto as Limited Partners hereby amend and restate the Partnership Agreement of the Partnership to read as follows:

     THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is made and entered into as of May 5, 2000, by and among, the General Partner and the persons listed on Schedule 1 hereto as limited partners, as they may change from time to time in accordance with the terms hereof (collectively, the "Limited Partners").

                                   ARTICLE I
                                  Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Accountants" means KPMG Peat Marwick or such other certified public accountants of national standing as may be selected by the General Partner from time to time.

     1.2  "Act" is defined in the recital hereof.

     1.3 "Adjusted Capital Contributions" means, with respect to each Partner, such Partner's Capital Contributions reduced by any distributions previously made to that Partner pursuant to Section 5.3.

     1.4  "Advisory Board" is defined in Section 6.12 hereof.

     1.5 "Affiliate" means, with respect to a specified Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, or (ii) any officer, director, general partner or managing member of the specified Person or any Person directly or indirectly controlling, controlled by, or under common control with such officer, director, general partner or managing member; provided, that in no event shall any specified Person be deemed to be an Affiliate solely by reason of any of Andrew J. Filipowski, Tom Thornton, Michael
P. Cullinane, Paul L. Humenansky or Scott Hartkopf acting as a director or otherwise in a fiduciary capacity with respect to such specified Person.

     1.6 "Agreement" means this Agreement of Limited Partnership, as amended from time to time in accordance with the terms hereof.

     1.7  "Annual Meeting" is defined in Section 8.8 hereof.

     1.8 "Bankruptcy" means, in the case of a Partner, when (a) such Partner shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) commence a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (iii) make a general assignment for the benefit of its creditors, (iv) consent to or acquiesce in the appointment of a receiver, trustee, sequestrator or other custodian for itself or any substantial part of its property, (v) consent to or acquiesce in the relief sought in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (vi) take any action in furtherance of any of the aforesaid purposes; or (b) a court of competent jurisdiction shall enter an order, decree or order for relief in respect of such Partner in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, appointing without the consent of such Partner a receiver, trustee, sequestrator or other custodian for such Partner or any substantial part of its property, or approving commencement of an involuntary case filed against such Partner under any applicable law now or hereafter in effect seeking the winding up or liquidation of its affairs, and such order, decree or order for relief shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

     1.9 "Bridge Financing" means any investment by the Partnership in debt securities issued by companies of the kind and nature described in Section 2.7 that is intended at the time of such investment by the Partnership to be repaid or otherwise disposed of within twelve (12) months of such investment.

     1.10 "Capital Account" means, with respect to each Partner, the account established and maintained for the Partner on the books of the Partnership. Each Partner's Capital Account will initially equal the cash contributed by such Partner to the Partnership, and throughout the term of the Partnership will be
(i) increased by the amount of (A) income and gains allocated to such Partner pursuant to Article IV, and (B) any cash subsequently contributed by such Partner to the Partnership, and (ii) decreased by the amount of (A) losses and deductions allocated to such Partner pursuant to Article IV, and (B) the amount of distributions in cash and the value of distributions of property (net of liabilities secured by the property that the Partner is considered to assume or take subject to) distributed to such Partner.

     1.11 "Capital Commitment" is defined in Section 3.2 hereof.


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     1.12 "Capital Contribution" is defined in Section 3.1 hereof.

     1.13 "Capital Deficiency" is defined in Section 5.6 hereof.

     1.14 "Carried Interest Distributions" is defined in Section 5.6 hereof.

     1.15 "Certificate" means the Certificate of Limited Partnership of Skyscraper Ventures, L.P. (f/k/a Big Shoulders interTech Fund, L.P.) filed in the Office of the Secretary of State of Delaware, as amended from time to time.

     1.16 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.17 "Co-Investment" is defined in Section 7.3 hereof.

     1.18 "Commitment Period" means the period commencing with the First Closing and ending on the fourth anniversary of the date of the Final Closing.

     1.19 "Default Interest" in defined in Section 3.6(d) hereof.

     1.20 "Default Notice" is defined in Section 3.6(a) hereof.

     1.21 "Defaulting Limited Partner" is defined in Section 3.6(a) hereof.

     1.22 "Delinquent Payment" is defined in Section 3.6(a) hereof.

     1.23 "Designated Securities" is defined in Section 8.6(c) hereof.

     1.24 "Dissolution Date" is defined in Section 2.5 hereof.

     1.25 "Diversification Limit" is defined in Section 7.2 hereof.

     1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder and judicial rulings and interpretations thereof.

     1.27 "ERISA Partner" means any Limited Partner which (i) is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, or (ii) is a nominee for, or is using or holding the plan assets of, or is a trust established pursuant to, one or more such employee benefit plans or other plans.

     1.28 "Estimated Value of the Fund" is defined in Section 11.4 hereof.

     1.29 "Fee Amount" is defined in Section 2.6(c) hereof.

     1.30 "Final Closing" means the last date on which additional Limited Partners are admitted pursuant to Section 2.6 hereof.


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     1.31 "First Closing" is defined in Section 2.6(a) hereof.

     1.32 "GAAP" is defined in Section 11.2 hereof.

     1.33 "General Partner" means Skyscraper Management, L.L.C. (f/k/a Big Shoulders Management, L.L.C.), and any successor elected pursuant to Section 7.3 hereof.

     1.34 "Identified" means an investment in a Security for which a letter of intent, term sheet, memorandum of understanding or similar instrument has been entered into by or on behalf of the Partnership.

     1.35 "Initial Limited Partner" means a person who is admitted to the Partnership to facilitate the filing of the Certificate and the formation of the Partnership prior to the First Closing.

     1.36 "Interest" means, when used in reference to an interest in the Partnership, the entire ownership interest of a Partner in the Partnership at any particular time, including without limitation his or its interest in the capital, profits, losses and distributions of the Partnership and any rights, powers or obligations associated with such interest.

     1.37 "Interest Amount" is defined in Section 2.6(b) hereof.

     1.38 "Limited Partner" means any Person who is a limited partner of the Partnership at the time of reference thereto, in such Person's capacity as a limited partner of the Partnership.

     1.39 "Liquid Investments" is defined in Section 9.1 hereof.

     1.40 "Majority-in-Interest of the Nondefaulting Limited Partners" means Nondefaulting Limited Partners whose aggregate Participation Percentages exceed 50% of all Nondefaulting Limited Partners' Participation Percentages.

     1.41 "Make-Up Amount" is defined in Section 2.6(b) hereof.

     1.42 "Management Expenses" is defined in Section 6.5(b) hereof.

     1.43 "Management Fee" means the annual management fee payable by the Partnership to the General Partner pursuant to Section 6.6 hereof.

     1.44 "Management Fee Multiplier" means, for the period beginning on the sixth anniversary of the Final Closing and ending on the seventh anniversary of the Final Closing, ninety percent (90%), and for each annual period ending on each succeeding anniversary until the Dissolution Date, the applicable percentage in effect for the prior annual period, less ten percent (10%).

     1.45 "Net Cash Flow" means, with respect to any applicable period, the gross receipts

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of the Partnership (other than Short-Term Investment Income), including cash proceeds received by the Partnership from the sale or exchange of Securities or the fair market value of distributions of Securities in-kind, less (i) Partnership Expenses actually paid during such period, (ii) payment of, or provision for, all debts and obligations to be satisfied as the result of, or in connection with, such sale or exchange, (iii) payment of all costs and expenses incurred in connection with the receipt or collection of such proceeds, and (iv) the setting aside of any reserves from such proceeds.

     1.46 "Net Income" and "Net Losses" are defined in Section 4.1 hereof.

     1.47 "Nondefaulting Limited Partner" is defined in Section 3.7(a) hereof.

     1.48 "Organizational Expenses" is defined in Section 6.2(a) hereof.

     1.49 "Participation Percentage" means, with respect to any Partner at any time, the ratio of (i) the sum of the aggregate Capital Contributions made by such Partner to (ii) the sum of the aggregate Capital Contributions made by all Partners.

     1.50 "Partner" means the General Partner or any Limited Partner.

     1.51 "Partnership" means the limited partnership formed pursuant to the Certificate and this Agreement.

     1.52 "Partnership Expenses" is defined in Section 6.5(a) hereof.

     1.53 "Person" means any individual, corporation, partnership, limited liability company, trust or other entity.

     1.54 "Plan Asset Regulations" means the regulations concerning the definition of "Plan Assets" under ERISA adopted by the U.S. Department of Labor and codified in 29 C.F.R. 2510.3-101.

     1.55 "Portfolio Company" means an issuer of Securities in which the Partnership has an interest or owns Securities.

     1.56 "Prime Rate" means the prime rate of interest announced from time to time by The Northern Trust Company or its successor.

     1.57 "Regulated Limited Partner" is defined in Section 8.6(b) hereof.

     1.58 "Security" and "Securities" are defined in Section 2.7 hereof.

     1.59 "Short-Term Investment Income" means, with respect to any applicable period, the gross receipts of the Partnership from cash equivalents and short-term investments, including without limitation, income earned on Liquid Investments and Bridge Financings, less Partnership Expenses actually paid during such period.

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     1.60 "Subsequent Closing" is defined in Section 2.6(a) hereof.

     1.61 "Substitute Limited Partner" means a Person admitted pursuant to
Section 8.3 hereof as the successor to all of the rights of a Limited Partner with respect to all or any part of such Limited Partner's interest in the Partnership.

     1.62 "Target Investment" means an investment which, if made by the Partnership, would be made in a start-up or early-stage company located in Illinois, would require an initial investment of $3,500,000 or less, would not violate the Diversification Limit, would not cause the assets of the Partnership to be treated as "plan assets" under ERISA, would not require a capital investment in excess of the remaining Capital Commitments of the Partners and would be in the best interests of the Partnership as determined by the General Partner in its reasonable discretion.

     1.63 "Total Cost" means, with respect to any Security, the difference between (A) the sum of (i) the total purchase price paid for such Security or the capital invested in such Security by the Partnership and (ii) all out-of-pocket costs and expenses incurred by the Partnership in connection with the purchase of such Security, and (B) any realized losses with respect to such Security.

     1.64 "Two-Thirds-in-Interest of the Nondefaulting Limited Partners" means Nondefaulting Limited Partners whose aggregate Participation Percentages are equal to or exceed 66 2/3% of all of the Nondefaulting Limited Partners' Participation Percentages.

     1.65 "UBTI" means "unrelated business taxable income" as defined in Sections 511 through 514 of the Code.

     1.66 "VCOC" means a "venture capital operating company" as defined in
Section 2510.3-101(d) of the Plan Asset Regulations.


                                  ARTICLE II
                              General Provisions

     2.1 Formation of Limited Partnership. The parties to this Agreement hereby form a limited partnership under and pursuant to the Act and the rights and liabilities of the Partners shall be as provided in the Act, except as herein otherwise expressly provided.

     2.2 Filing of Certificates. The General Partner shall file the Certificate and all such certificates, notices, statements or other instruments required by law for the formation and operation of a Delaware limited partnership.

     2.3 Name of Partnership. The name of the Partnership shall be "Skyscraper Ventures, L.P."

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     2.4 Principal Place of Business of General Partner; Agent for Process. The
principal place of business of the General Partner shall be 4225 Naperville Road, Suite 400, Lisle, Illinois 60532, or such other place as the General Partner shall determine. The agent to accept service of process for the Partnership shall be The Corporation Trust Company and its registered office in Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     2.5 Term of Partnership. The term of the Partnership shall commence on the date the Certificate is filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until the date, which is ten (10) years from the date of the last Subsequent Closing (or the date of the First Closing if there is no Subsequent Closing) ("Dissolution Date"), unless extended pursuant to Section 10.1 hereof, or sooner dissolved as provided in
Section 10.2 hereof or by operation of law.

     2.6  Admission of Limited Partners.

          (a) The Partnership shall commence operations at the date that Limited Partners other than the Initial Limited Partner are first admitted to the Partnership (the "First Closing"). The General Partner may admit additional Limited Partners at one or more subsequent closings (the "Subsequent Closings"), each of which shall occur no later than that date which is nine (9) months after the date of the First Closing (the "Offering Period"). No additional Limited Partners shall thereafter be admitted to the Partnership, except Persons who shall be admitted as Substitute Limited Partners pursuant to Section 8.3 hereof.

          (b) Subject to the provisions of this Agreement, during the Offering Period, the General Partner is authorized, but not obligated, to offer additional Interests and admit other Persons to the Partnership as additional Limited Partners; provided, that in no event shall the General Partner accept subscriptions for Interests in excess of $125,000,000, in the aggregate. In the event that an additional Limited Partner is admitted to the Partnership at a Subsequent Closing, such additional Limited Partner shall contribute to the Partnership an amount equal to its pro rata portion (based upon the ratio of its Capital Commitment to the aggregate amount of all Partners' Capital Commitments, including its own) of an amount equal to (i) all Capital Contributions made as of the date of admission less the sum of (a) all distributions made to the Limited Partners under Section 5.3 hereof and (b) all Management Fees paid prior to the date of admission (the amount described in this clause (i) being herein called the "Make-Up Amount"), plus (ii) interest on the Make-Up Amount accruing from the First Closing or Subsequent Closing, as the case may be, at a rate equal to the Prime Rate (the amount described in this clause (ii) being herein called the "Interest Amount"). The Make-Up Amount contributed by such additional Limited Partner may (i) be distributed among the other Partners, pro rata, based upon their Participation Percentages immediately prior to the admission of such additional Limited Partner, or (ii) may be retained by the Partnership and offset against future Capital Contributions required of such Partners until the ratio of each additional Limited Partner's Capital Contributions to its Capital Commitment is the same as such ratio for all other Partners. If distributed, each Partner's pro rata portion of the distribution of the Make-Up Amount shall reduce such Partner's total Capital Contribution to date and increase its unfunded Capital Commitment to date. The Interest Amount shall not be deemed to be a Capital Contribution by

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the additional Limited Partner and shall be paid directly to the Partners pro rata, based upon their Participation Percentages immediately prior to the admission of such additional Limited Partner. The Fee Amount (contributed by payment to the General Partner pursuant to Section 2.6(c) below) and the Make-Up Amount shall be deemed contributed to the Partnership as of the date of admission of such additional Limited Partner. An additional Limited Partner shall not be deemed to have made Capital Contributions on account of payment of the Interest Amount to the existing Limited Partners, but each Limited Partner shall be deemed to have a received a return as of the admission date for such additional Limited Partner equal to the portion of the Interest Amount received by such Limited Partner.

     (c) In addition to the Make-Up Amount payable to the Partnership, an additional Limited Partner shall pay directly to the General Partner as a contribution to the capital of the Partnership an amount equal to (i) the Management Fee that would have been paid to date assuming the additional Limited Partner had been admitted at the First Closing, minus the Management Fee that actually had been paid to date (the "Fee Amount"), plus (ii) interest accrued on the Fee Amount from the date of the First Closing through the date of admission at a rate equal to the Prime Rate. Any accrued interest payable on the Fee Amount shall not be deemed to be a Capital Contribution by such additional Limited Partner.

     2.7 Purposes. The Partnership is organized for the purpose of generating significant returns for its Partners by purchasing, holding, selling and investing in equity securities, other securities having equity-like characteristics or debt securities issued by start-up and early-stage companies or other entities (referred to herein as a "Security" or "Securities"), and engaging in such other activities incidental or ancillary thereto as the General Partner deems necessary or advisable, including, but not limited to, investing in Liquid Investments for the purpose set forth in Section 9.1, making Bridge Financings, and managing and supervising investments in Securities and Bridge Financings. It is understood and agreed that in furtherance of its objectives, the Partnership generally will invest in start-up and early-stage companies located in Chicago and throughout Illinois and generally will make initial investments of between $250,000 and $3,500,000 in each particular Security, but may from time to time make investments in companies located outside of Illinois or make larger or smaller investments as determined by the General Partner in its sole discretion. The primary industries in which the Partnership will invest are information technology, software services, business-to-business and business-to-consumer e-commerce and interactive marketing services.

     2.8 Partners' Names and Addresses. The names and addresses of the Partners are set forth on Schedule 1 hereto. Any Limited Partner may change its address upon written notice to the General Partner and the General Partner may change its address upon written notice to all Limited Partners.

     2.9 Title to Partnership Property. All property owned by the Partnership shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such property. Title to Partnership property may be held in street name or another sort of nominee arrangement if the General Partner determines that such arrangement is in the Partnership's best interest.

                                  ARTICLE III
                             Capital Contributions

     3.1 Definition. The "Capital Contribution" of each Partner shall mean the total amount of cash contributed to the Partnership by such Partner.

     3.2 Capital Commitments. Each Partner hereby commits to make contributions to the capital of the Partnership in the total amount set forth opposite its name on Schedule 1 hereto under the heading "Capital Commitments" (the "Capital Commitments"). The minimum Capital Commitment of each Partner which is a corporation or other entity shall be $1,000,000 and the minimum Capital Commitment of each Partner which is an individual shall be $500,000; provided, however, that the General Partner may, in either case, accept subscriptions for lesser amounts, in its sole discretion. The General Partner hereby commits to contribute an amount equal to at least 1% of the aggregate amount of all Partners' Capital Commitments. The General Partner may commit to contribute additional amounts as a Limited Partner in its discretion.

     3.3  Timing of Capital Contributions.

          (a) Subject to Section 6.14, as and when at any time the General Partner determines that capital is required to invest in Securities, provide working capital, establish reasonable reserves or pay expenses, costs, losses or liabilities of the Partnership, including without limitation, payment of the Management Fee, the Partners shall contribute cash to the capital of the Partnership. All Capital Contributions shall be made within ten (10) days after notice from the General Partner of the amounts to be contributed by each Partner and of the general purposes to which such contributions will be applied. The amount of cash required to be contributed by each Partner shall be equal to the total amount of Capital Contributions called for by the General Partner, multiplied by a fraction, the numerator of which shall be the amount of such Partner's Capital Commitment and the denominator of which shall be the aggregate amount of all Partners' Capital Commitments. Without limitation upon the terms and provisions hereof, nothing in this Agreement shall operate to increase any Partner's Capital Commitment, and no Partner shall have any obligation to contribute any amounts in excess of such Partner's aggregate Capital Commitment to the Partnership.

          (b) Any portion of a Partner's Capital Commitment which has not been called for by the General Partner by the end of the Commitment Period or is not required for Identified investments in Securities as of the end of the Commitment Period shall be released from further commitment to the Partnership; provided, however, the General Partner may at any time request Capital Contributions from the Partners to (i) pay expenses or costs, losses or liabilities of the Partnership, including without limitation, payment of the Management Fee, (ii) fund reasonable reserves established by the General Partner to facilitate any additional investments by the Partnership in Securities held by the Partnership as of the end of the Commitment Period, and (iii) complete Identified investments in Securities as of the end of the Commitment Period.

     3.4 Interest and Return of Capital Contribution. No Partner shall be entitled to interest on any Capital Contribution and no Partner shall have the right to withdraw or to demand the return of all or any part of its Capital Contribution, except as specifically provided in this Agreement.

     3.5 Limitations on Additional Capital Contributions Due to ERISA. Notwithstanding Section 3.2, if at any time before any Capital Contribution to the Partnership required by Section 3.3 is due, (i) a Limited Partner shall obtain and deliver to the General Partner an opinion of counsel reasonably satisfactory to the General Partner that such Limited Partner is subject to ERISA and the assets of the Partnership may be deemed to constitute "plan assets" under ERISA or (ii) the certificate required by Section 6.1(b) is not provided when due, then at such Limited Partner's request, it shall have no further obligation to make any additional contribution, the Capital Commitment of such Limited Partner shall be reduced to an amount equal to its Capital Contribution, and such Limited Partner shall not, by reason of its failure to make such additional contribution, be deemed a Defaulting Limited Partner pursuant to Section 3.6 hereof; provided, that the General Partner subsequently may (but shall not be obligated to) accept additional Capital Contributions from such Limited Partner upon receipt of an opinion of counsel reasonably satisfactory to the General Partner that the legal conditions described in this
Section 3.5 no longer exist.

     3.6  Default by Limited Partners.

          (a) In the event any Limited Partner fails for any reason to make a Capital Contribution when due pursuant to Section 3.3 hereof, and fails to make such contribution within ten (10) days after receiving written notice from the General Partner that such payment (a "Delinquent Payment") is overdue (a "Defaulting Limited Partner"), the General Partner may give written notice of the default (the "Default Notice") to each Limited Partner who has not defaulted in such Capital Contribution (a "Nondefaulting Limited Partner"), and any Nondefaulting Limited Partner shall have the right, within ten (10) days from the expiration of such 10-day period, to fund all or part of the amount of the Delinquent Payment. Each Nondefaulting Limited Partner shall have the right to fund its pro rata share (based on the proportion of its Capital Commitment to the aggregate of all Capital Commitments of all Nondefaulting Limited Partners) of the Delinquent Payment (each, a "Contributing Partner"). If less than all of the Delinquent Payment is funded by the Contributing Partners on a pro rata basis, then the General Partner may offer to and select any Person (which may be the General Partner or an Affiliate thereof) to contribute the balance of the Delinquent Payment. Each Contributing Partner or other Person contributing a portion of the Delinquent Payment agrees to assume the obligations of the Defaulting Limited Partner to contribute to the Partnership any remaining portion of the Defaulting Partner's Capital Commitment as and when due pursuant to Section 3.3 hereof. If all of the Delinquent Payment is funded, the Defaulting Limited Partner shall no longer be required to make any contributions to the Partnership on account of its Capital Commitment.

          (b) In the event and each time that a Partner becomes a Defaulting Limited Partner and one or more Contributing Partners elect to make a Defaulting Limited Partners's Capital Contribution that is otherwise due and constitutes a Delinquent Payment pursuant to Section 3.6(a), the Participation Percentages of each of the of the Contributing Partners and the Defaulting Limited Partner shall be recalculated in accordance with the Capital Contributions made by the Contributing Partners or any Person on account of a Delinquent Payment. In addition, Schedule 1 hereto will be revised to reflect any reduction in the Defaulting Limited Partner's Capital Commitment and any increase in the Capital Commitment of the Contributing Partners on account of their pro rata assumption of the Defaulting Partner's Capital Commitment.

          (c) In addition, and without limitation upon any other rights or remedies of the Partnership, the General Partner may offer to the Nondefaulting Limited Partners, by delivery of a Default Notice, the opportunity to purchase the Defaulting Partner's Interest in the Partnership; provided, that no sale shall be consummated pursuant to this Section 3.6 if it would result in a non-exempt prohibited transaction under ERISA or the Code. Within ten (10) days of receipt of such notice (the "Election Period"), any Nondefaulting Partner may, by delivery of written notice to the Defaulting Partner and the General Partner, elect to purchase all, but not less than all, of the Defaulting Partner's Interest in the Partnership at a price (the "Purchase Price") equal to the Adjusted Capital Contributions of the Defaulting Partner as of the date of the Default Notice. If more than one Partner desires to purchase the Defaulting Partner's Interest, each such Partner (a "purchaser") shall have the right to purchase its pro-rata portion of such Interest, based upon the purchasers' relative Participation Percentages immediately prior to such purchase. The closing of the purchase and sale of the Defaulting Partner's Interest shall take place on a date designated by the purchasers not later than thirty (30) days following the date of the Default Notice. At the closing, the Defaulting Partner shall execute and deliver to the purchasers assignments of interest, bills of sale, instruments of conveyance, and such other instruments as such purchasers may reasonably require to convey title to all of the Defaulting Partner's right, title and interest in and to the Partnership, free and clear of liens, claims and encumbrances. In the event the Defaulting Partner refuses or fails to execute and deliver any of the foregoing, the purchasers (or their respective designees) are hereby irrevocably appointed attorneys-in-fact to execute and deliver on behalf of the Defaulting Partner any such documents or instruments. At any closing under this paragraph, the Purchase Price for the Defaulting Partner's Interest shall be paid entirely in cash at the closing, by delivery of a cashier's or certified check or by wire transfer. In addition, to the extent that any monies are owed from a Defaulting Partner to the Partnership, such amounts may be offset against the Purchase Price payable to the Defaulting Partner hereunder, provided that the purchasers of the Defaulting Partner's Interest shall agree to assume the obligations of the Defaulting Partner to contribute to the Partnership any portion of the Defaulting Partner's required Capital Contribution together with Default Interest (as defined in Section 3.3(d)) thereon and to pay to the Partnership any Capital Contributions when called for by the General Partner in accordance with Sections 3.3 or 5.4.

          (d) In addition and without limitation upon any other rights or remedies of the Partnership, the General Partner may commence legal proceedings against the Defaulting Limited Partner to collect the unpaid balance of the Delinquent Payment plus interest accrued at a rate equal to four (4) percentage points per annum over the Prime Rate ("Default Interest"), from time to time (but not in excess of the highest rate per annum permitted by law), from the date the Delinquent Payment was due, plus expenses of collection, including attorneys' fees.

          (e) During any period in which the Delinquent Payment remains outstanding, the Defaulting Limited Partner shall have no right to receive distributions from the Partnership, and such distributions shall be applied towards satisfaction of such Delinquent Payment. Allocations of Net Income or Net Losses to a Defaulting Limited Partner shall be made in accordance with Section 4.2 hereof. Notwithstanding the provisions of this Section 3.6, the General Partner may, but shall not be obligated to, permit a default to be cured by a Defaulting Limited Partner on such terms and conditions as it deems appropriate in its sole discretion.


                                  ARTICLE IV
                    Allocation of Net Income and Net Losses

     4.1 Definition of Net Income and Net Losses. "Net Income" shall mean the excess of income and gain over expenses of the Partnership for Federal income tax purposes and "Net Losses" shall mean the excess of expenses and losses over income and gain of the Partnership for Federal income tax purposes, after taking into account all income, gain, expenses and losses incurred in connection with the Partnership's investments in Securities, including, but not limited to, gains and losses from the sale or other disposition of Securities. Net Income and Net Losses shall be determined in accordance with the method of accounting used by the Partnership for federal income tax reporting purposes, consistently applied.

     4.2 Allocation of Net Income and Net Losses. Except as provided in Section 704 of the Code and regulations promulgated thereunder, Net Income and Net Losses and each item of income, gain, loss and deduction entering into the computation thereof, for each fiscal year of the Partnership shall be allocated to the Partners as follows:

          (a) Net Income received from Liquid Investments shall be allocated to the Partners in accordance with each Partner's Participation Percentage.

          (b) All other Net Income and all Net Losses shall be allocated to the Partners as follows:

          (1) Net Income, and a pro rata percentage of each item of gross income or deduction (capital and/or ordinary) entering into the computation thereof, shall be allocated in the following order of priority:

               (A) First, to the Partners, until an amount equal to the excess of (i) all Net Losses previously allocated to each Partner pursuant to Section 4.2(b)(2)(B) over (ii) the total amount of Net Income previously allocated to the Partners pursuant to this
               Section 4.2(b)(1)(A) has been allocated in proportion to each Partner's share of such excess of (i) over (ii); and

               (B) Second (i) 80% to the Partners in accordance with each Partner's Participation Percentage and (ii) 20% to the General Partner.

          (2) Net Losses, and a pro rata percentage of each item of gross income or deduction (capital and/or ordinary) entering into the computation thereof, shall be allocated in the following order of priority:

               (A) First, 80% to the Partners in accordance with each Partner's Participation Percentage and 20% to the General Partner, until an amount to the excess of (i) all Net Profits previously allocated to each Partner pursuant to Section 4.2(b)(1)(B) over (ii) the total amount of Net Losses previously allocated to the Partners pursuant to this Section 4.2(b)(2)(A), has been allocated among the Partners in proportion to each Partner's share of such excess of (i) over (ii); and

               (B) Second, any additional Net Losses shall be allocated among the Partners in proportion to their Capital Contributions.

     4.3 Substantial Economic Effect. It is the intent of the Partners that the tax allocations of the Partnership will meet the requirements for "substantial economic effect" of Section 704 of the Code, and the regulations promulgated thereunder. The tax allocations set forth in this Article IV shall be interpreted consistently with the foregoing intent, and the tax allocations shall be amended, if necessary, in order to accomplish this purpose.

     4.4  Other Allocation Provisions

          (a) For the purpose of adjusting the Capital Accounts of the Partners, and determining Net Income and Net Losses, if any property is distributed in kind to any Partner, the difference between its fair market value (as determined in the reasonable judgement of the General Partner or a liquidator, as the case may be) and its book value at the time of distribution shall be treated as gain or loss recognized by the Partnership and allocated pursuant to the provisions of Section 4.2.

          (b) Except to the extent otherwise required by the Code and regulations, if an Interest in the Partnership or part thereof is transferred in any fiscal year, the items of income, gain, loss, deduction and credit allocable to the Interest in the Partnership for such fiscal year shall be apportioned between the transferor and the transferee in proportion to the number of days in such fiscal year the Interest in the Partnership is held by each of them, except that, if they agree between themselves and so notify the General Partner within thirty days after the transfer, then at their option, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest in the Partnership on the date such items were realized or incurred by the Partnership.

     4.5  Withholding.

          (a) The Partnership shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Partnership is required to withhold (including for the Illinois replacement tax) and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be treated as a distribution in the amount of the withholding to that Partner. In the event of any claimed over-withholding, the Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may, at its option, (i) require the Partner to reimburse the Partnership for such withholding, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.

          (b) To the extent the Partnership has withheld any amounts with respect to any Partner, if distributions to the Partner are not reduced by the amounts withheld in the year of withholding or the first 90 days of the next succeeding year and if the Partner has not reimbursed the Partnership for such withholding no later than 90 days following the year of withholding, the Partnership shall make distributions to all Partners pursuant to, at the election of the General Partner, Sections 5.2 or 5.3 in an amount sufficient to enable the Partnership to reduce distributions to the Partner with respect to which the Partnership has withheld any amounts by the amount withheld. For purpose of the preceding sentence, any amounts withheld within the first 90 days of a taxable year shall be deemed withheld in the preceding year.

     4.6 No Interest on Capital Accounts. No Partner shall receive interest on the amount credited to such Partner's Capital Account.


                                   ARTICLE V
                                 Distributions

     5.1 General. Except as otherwise expressly set forth herein, all distributions of cash and of property other than cash shall be made in such manner, at such time and in such amounts as are determined in the sole discretion of the General Partner; provided, that no distribution will be made in kind if it would result in a non-exempt prohibited transaction under ERISA or the Code. Distributions of Net Cash Flow shall be accounted for and made separately with respect to each Security. In the event that the General Partner elects, in its sole discretion, to reinvest any Net Cash Flow received by the Partnership, the Capital Commitments of the Partners shall be reduced by an amount equal to the total amount of proceeds which are so reinvested. The amount of each Partner's Capital Commitment shall be reduced by its proportionate share (based upon the ratio which such Partner's Capital Commitment bears to the total Capital Commitments of all Partners) of the total amount of proceeds which are so reinvested. Any amount of Net Cash Flow that otherwise would be distributable to the Partners but is retained and reinvested by the Partnership shall be treated as a distribution of such amount to the Partners and a recontribution of capital by the Partners to the Partnership.

     5.2 Tax Distributions. At the discretion of the General Partner, each Partner may be paid in cash within ninety (90) days after the end of each fiscal year during the term of the Partnership an amount equal to the excess if any of
(a) the aggregate state and Federal income tax liability such Partner would have incurred as a result of such Partner's ownership of an interest in the Partnership for all prior fiscal years (treated as if there were one taxable period), calculated as if (i) such Partner were subject to the highest marginal Federal and Illinois income tax rates for such years applicable to any individual, and (ii) allocations from the Partnership were the sole source of income and loss for such Partner, over (b) all prior cash distributions made pursuant to this Section 5.2, Section 5.3 or Section 5.5 (a "Tax Distribution"). Tax Distributions shall be treated as advance distributions of amounts otherwise distributable to such Partners, and shall not alter or increase the total amounts to be distributed to the Partners over the life of the Partnership. If, at the time of liquidation of the Partnership, as a result of this Section 5.2, any Partner has received distributions over the life of the Partnership in excess of the amount that such Partner would have otherwise received under Section 5.3 or 5.5, then such Partner shall promptly contribute such excess amount to the Partnership to be distributed in accordance with
Section 5.5.

     5.3  Discretionary Distributions.

          (a) Distributions of Short-Term Investment Income shall be made to the Partners in accordance with each Partner's Participation Percentage.

          (b) As and when at any time the General Partner determines to distribute Net Cash Flow with respect to any particular Security, any and all distributions of such Net Cash Flow for any period shall be made to the Partners as follows:

               (i) First, 100% to the Partners in accordance with each Partner's Participation Percentage, until the Partners have received cumulative distributions pursuant to this Section 5.3(b)(i) equal to the sum of
          (A) any Capital Contributions used to pay any Organizational Expenses or any Partnership Expenses, (B) the aggregate amount of permanent write-downs, if any, by the General Partner with respect to any Securities held by the Partnership as of the end of such period, as determined in the sole discretion of the General Partner, and (C) the Total Cost of the Security which is currently being sold or exchanged; and

               (ii) Thereafter, (A) 80% to the Partners in accordance with each Partner's Participation Percentage and (B) 20% to the General Partner.

     5.4 Reinvestment. During the Commitment Period, any net proceeds received by the Partnership from any Security (including funds returned to the Partnership in connection with the refinancing of any Security or a Bridge Financing) shall be distributed to the Partners in accordance with the provisions of Section 5.3 hereof, subject to any reasonable reserves which the General Partner may establish; provided, however, that (i) the General Partner may, in its sole discretion, recall such proceeds distributed to the Partners for the purpose of reinvestment for the same purposes, during the same periods, and subject to the same limitations as are set forth in Section 3.2, but solely to the extent such distributions represent a return of Capital Contributions to the Partners for purposes of this Section 5.4 and (ii) in no event shall the General Partner recall, in the aggregate, proceeds in excess of an amount equal to the total Capital Commitments of the Partners. If and when the General Partner makes a distribution which includes any amounts which may be recalled for reinvestment pursuant to this Section 5.4, the General Partner shall notify, from time to time, each Limited Partner as to the aggregate amount which has been distributed to such Limited Partner which may be recalled for investment. Net proceeds shall be considered a return of Capital Contributions to the extent of the Capital Contributions that were applied to the acquisition of the particular Security from which such proceeds are derived, and shall be considered to be distributed to Partners prior to the distribution of profits from such Security. Notwithstanding anything herein to the contrary, in no event shall the aggregate amount of unreturned Capital Contributions made by the Partners pursuant to
Section 3.3 and capital recontributed under this Section 5.4 exceed the total Capital Commitments of the Partners. After the Commitment Period, any net proceeds received by the Partnership from any Security will be distributed to the Partners in accordance with the provisions of Sections 5.3 and 5.5 hereof, subject to the payment of any Partnership expenses and any reasonable reserves which the General Partner may establish.

     5.5  Distributions Upon Liquidation.

          (a) To effect the dissolution and liquidation of the Partnership pursuant to Section 10.2 hereof, the General Partner, in accordance with the provisions of Section 5.5(b) below, shall distribute all assets of the Partnership to the Partners in cash or in kind. Distribution of assets in kind shall be made in accordance with their fair market value as determined pursuant to Section 11.4 hereof.

          (b) The net proceeds resulting from the liquidation of the Partnership pursuant to a dissolution of the Partnership shall be distributed and applied in the following order of priority:

               (i) to the payment of the expenses of liquidation and the debts and liabilities of the Partnership;

               (ii) to the setting up of any reserves that the General Partner determines are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership (which shall be distributed in accordance with (iii) below if and when the General Partner determines in its sole discretion that such reserves are no longer required); and

               (iii) to and among the Partners in accordance with Section 5.3.

     5.6 Giveback Obligation. If the aggregate distributions made to the General Partner under Section 5.3(b)(ii)(B) (collectively, the "Carried Interest Distributions") over the term of the Partnership through liquidation exceed twenty percent (20%) of the cumulative amounts distributed to the Partners pursuant to Section 5.3(b)(ii) during its term, then the General Partner shall pay or contribute to the Partnership an amount equal to such excess Carried Interest Distributions, net of the difference, if any, between (x) the General Partner's Federal, state, and local income tax liability on the excess Carried Interest Distributions determined as if the General Partner and its beneficial owner did not engage in any activities other than ownership and management of the Partnership and (y) any Federal, state, and local tax benefit the General Partner actually receives as a result of making such payment or contribution.

                                  ARTICLE VI
                                  Management

     6.1 Management of Partnership.

          (a) The management and control of the activities and affairs of the Partnership shall be vested solely in the General Partner.

          (b) The General Partner shall use its best efforts to manage the activities and affairs of the Partnership so that the assets of the Partnership will not be considered "plan assets" within the meaning of the Plan Asset Regulations. If participation in the Partnership by ERISA Partners is "significant" within the meaning of the Plan Asset Regulations, then the General Partner shall provide to each ERISA Partner, on an annual basis, written confirmation certifying as to the Partnership's status as a VCOC within thirty
(30) days following the expiration of the Partnership's most recent "annual valuation period" within the meaning of the Plan Asset Regulations.

     6.2 Authority of General Partner. Subject to the terms and provisions of this Agreement, the General Partner shall have exclusive management and control of the affairs of the Partnership and shall have the power and authority to do all things necessary or proper to carry out the purposes of the Partnership. Without limiting the generality of the authority of the General Partner, and subject to the terms and provisions of this Agreement, the General Partner shall have full power and authority, at the expense of the Partnership:

          (a) to pay or reimburse parties (including the General Partner and any of its Affiliates) for all expenses relating to the organization and formation of the Partnership and the placement of Limited Partner interests in the Partnership, including attorneys' and accountants' fees, printing, telephone and telex, consulting services, postage, secretarial expenses, travel, entertainment and other out-of-pocket expenses (collectively, "Organizational Expenses"), up to $350,000, in the aggregate;

          (b) to pay or reimburse parties (including the General Partner and its Affiliates) for all Partnership Expenses;

          (c) to pay the reasonable costs and expenses of meetings of the Partners, including the Annual Meeting;

          (d) to engage such agents, attorneys, accountants, custodians and financial advisors and other agents and consultants as are necessary or advisable for the affairs of the Partnership;

          (e) to receive, buy, acquire, invest in, sell, exchange, trade and otherwise deal with Securities, Bridge Financings or other property of the Partnership;

          (f) to open, conduct and close cash accounts with brokers on behalf of the Partnership and to pay the customary fees and charges applicable to transactions in all such accounts;

          (g) to open, maintain and close bank, money market, custodial and other types of accounts for the Partnership and to draw checks and other orders for the payment of money;

          (h) to file, on behalf of the Partnership, all required local, state and federal tax returns and other documents relating to the Partnership and to act as "tax matters partner" for the Partnership;

          (i) to cause the Partnership to purchase or bear the reasonable cost of any insurance covering the potential liabilities of the Partnership, the General Partner and its members and employees, as well as the potential liabilities of any person serving at the request of the General Partner as a director of a corporation or an official of another entity in which the Partnership has an investment;

          (j) to commence or defend litigation that pertains to the Partnership, one or more Partners or Partnership property;

          (k) to enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts as are necessary or advisable for, or as may be incidental to, the conduct of the business of the Partnership, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other person, firm or corporation having any business, financial or other relationship with any Partner;

          (l) to file amendments to the Certificate; and

          (m) to admit as Limited Partners additional Persons in accordance with the provisions of this Agreement.

     6.3 Limitation on Authority of General Partner. The General Partner, without the prior written consent or ratification of all Partners, shall have no authority to:

          (a) do any act which would contravene this Agreement; or

          (b) admit a Person as a General Partner of the Partnership.

     6.4 Partnership Contracts. All contracts undertaken by the Partnership shall be executed by the General Partner and in such contracts the Partnership shall be identified as a limited partnership. The Partners shall promptly execute (with acknowledgment, if required) at the request of the General Partner, any and all instruments necessary or appropriate to ratify or confirm the authority of the General Partner hereunder.

     6.5 Expenses. The Partnership shall bear all Organizational Expenses up to $350,000 in the aggregate; the General Partner shall pay all Organizational Expenses in excess of $350,000 and any placement agent or brokers fees incurred in connection with the sale of Interests in the Partnership. The Partnership shall also bear all costs and expenses incurred in the Partnership activities or associated with investigating, evaluating, negotiating, monitoring and disposing of investments in Securities by the Partnership, including without limitation, the Management Fee, expenses incurred in connection with proposed investments which are not consummated, expenses relating to the portfolio of Securities (such as brokerage, registration of securities, finder's and other fees), premiums for insurance protecting the Partnership, the General Partner and their respective members, principals, employees and agents from liabilities to third parties in connection with Partnership affairs, legal and all outside accounting expenses, consulting expenses, auditing expenses, other out-of-pocket expenses related to investments in Securities and any extraordinary expenses of the Partnership (such as litigation expenses) (collectively, "Partnership Expenses").

          (a) The General Partner shall bear all normal operating expenses incurred in connection with the management of the Partnership. Such normal operating expenses to be borne by the General Partner shall consist of expenditures on account of salaries, wages and other expenses of the General Partner's members and employees, rent payable for space used by the General Partner, telephone and other communication costs unrelated to the investment activities of the Partnership, office equipment or services, maintenance of the books and records of the Partnership, preparation of reports to the Limited Partners and other administrative expenses of the Partnership (collectively, "Management Expenses").

     6.6 Management Fee.

The Partnership shall pay to the General Partner in cash during the term of the Partnership, as payment for services rendered as General Partner, an annual asset management fee (the "Management Fee") as follows:

          (i) for the period beginning on the date of the First Closing and ending on the sixth anniversary of the Final Closing, an amount equal to two percent (2%) of the total Capital Commitments of the Partners; and

          (ii) thereafter, an amount equal to the product of (x) the total Management Fee paid during the sixth year of the Partnership and (y) the Management Fee Multiplier in effect at such time.

The Management Fee shall be paid on the first day of each calendar quarter in advance for such quarter. If and to the extent that any member or employee of the General Partner receives any transaction fees, closing fees, break-up fees, monitoring fees, directors' fees or other similar fees in connection with investments in Securities or is reimbursed for any expenses by any Portfolio Company in connection with investments in Securities, the Management Fee payable hereunder shall be reduced, dollar-for-dollar, by the amount of such fees or reimbursements, as the case may be.

          (a) The Management Fee payable to the General Partner shall not be considered a distribution of profits or return of capital to the General Partner for the purpose of any provision of this Agreement, but shall be considered a deduction from Partnership income or an increase in Partnership losses in determining Net Income or Net Losses, or items of income or expense, pursuant to
Article IV hereof.

     6.7  Other Activities and Competition.

          (a) The General Partner and the members, officers and employees thereof shall devote such time and effort to the activities of the Partnership as the General Partner deems necessary or appropriate to manage responsibly the affairs of the Partnership.

          (b) Subject to Section 6.7(a) and except as specifically provided in this Agreement, it is understood and agreed that: (i) the General Partner shall not be required to manage the Partnership as its sole and exclusive function, and the General Partner, its Affiliates and the respective agents, officers, directors and employees thereof may engage in or possess any interests in business ventures and may engage in other activities of every kind and description independently or with others in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments or other investment partnerships, whether or not any such activities may conflict with any interest of the Partnership or any of the Partners or be competitive with the business of the Partnership; (ii) neither the General Partner nor any of its Affiliates shall have any obligation or responsibility to refer any such investments or other activities to the Partnership or any Partner; and (iii) the General Partner, its Affiliates and any agent, officer, director or employee thereof may act as a director of any corporation, trustee of any trust, partner of any partnership or administrative officer of any business entity, and may receive compensation for service as a director, employee, advisor, consultant or manager with respect to, and participate in profits derived from, investments in or of any such corporation, trust, partnership or other business entity. Each Limited Partner authorizes, consents to and approves of such present and future activities by such Persons; and neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to other ventures or activities of the General Partner or its Affiliates or of their respective agents, officers, directors or employees or to the income or proceeds derived therefrom.

     6.8 Liability of General Partner. The General Partner will not be liable to any Limited Partner or the Partnership for any act or omission taken or omitted as General Partner with respect to the Partnership which is not in violation of the provisions of this Agreement, or for any act or omission taken or omitted by any member, shareholder, director, officer, affiliate, employee or agent of the General Partner, except in the case of the General Partner's (or such other person's) own willful, wanton or intentional misconduct, malfeasance or gross negligence.

     6.9 Services to Portfolio Companies. The General Partner or its Affiliates may provide to the Partnership or its Portfolio Companies various services from time to time, including, but not limited to, marketing and public relations services, strategic e-commerce consulting services, and investment, financial and legal services, and may charge the Partnership or its Portfolio Companies therefor, provided that the General Partner and its Affiliates can provide such services at no greater cost than would be the case if unaffiliated third parties were to provide such services, as determined by the General Partner in its sole discretion.

     6.10 Indemnification of General Partner. The Partnership shall indemnify the General Partner and its Affiliates, as well as each of their respective directors, officers, partners, members, shareholders, employees and agents (each, an "Indemnified Party"), to the fullest extent permitted by law, from and against any loss, cost, expense (including attorneys' fees), damage, judgment and/or liability suffered or sustained by them in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which such Indemnified Party may be made a party or otherwise involved by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership; provided, however, that an Indemnified Party shall not be so indemnified with respect to any matter as to which such Indemnified Party shall not have acted in good faith in what the Indemnified Party reasonably believed was consistent with the duties of such Indemnified Party as set forth herein. An Indemnified Party shall be entitled to indemnification pursuant to this Section 6.10, only to the extent that such Indemnified Party does not have the right to and in fact does not recover amounts with respect to the claim upon which the demand for indemnification is based from third parties whether due to indemnification by such third parties, insurance or otherwise, provided, that the amount an Indemnified Party is entitled to recover from the Partnership pursuant to indemnification hereunder shall include all expenses, including reasonable attorneys' fees, of collecting such amounts from such third parties. The right of indemnification granted by this Section 6.10 shall be in addition to any rights to which an Indemnified Party may otherwise be entitled and shall inure to the benefit of the successors, assigns, executors or administrators of such Indemnified Party. The Partnership shall pay the expenses incurred by an Indemnified Party in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if there shall be an adjudication or determination that it is not entitled to indemnification as provided herein. The right of indemnity or reimbursement granted in this Section 6.10 may not be satisfied except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement in excess of its Capital Commitment.

     6.11 Investment Opportunities. The Partners expressly acknowledge and agree that the General Partner shall not be required to cause the Partnership to invest in any specific Target Investment and that the General Partner and its Affiliates may allocate Target Investments at any time to one or more Affiliates of the General Partner rather than to the Partnership. In such event, the General Partner shall deliver written notice to the Advisory Board at least ten
(10) days prior to the consummation of a Target Investment by an Affiliate of the General Partner other than the Partnership; provided, however, that in no event shall the General Partner be required to obtain the approval or consent of any of the Limited Partners or the Advisory Board prior to consummating such investment. Notwithstanding the foregoing to the contrary, the General Partner shall not be required to deliver such prior written notice with respect to (i) any follow-on investment relating to any existing investments made by the General Partner or any of its Affiliates prior to the date of this Agreement,
(ii) any investments which are the subject of a contract or letter of intent that is in existence as of the date of this Agreement and any follow-on

PAGE>

investments thereto, or (iii) any investment in publicly traded securities which represent less than five percent (5%) of the total outstanding capital stock of such issuer.

     6.12 Investments Involving Affiliates. The Partners expressly acknowledge that it is possible that the Partnership may invest in issuers of Securities in which the General Partner or its Affiliates has or may obtain a direct or indirect interest. With respect to such investments, the following policies shall apply:

          (a) Without the prior written approval of the Advisory Board, the General Partner shall not cause the Partnership to invest in issuers of Securities in which the General Partner or any of its Affiliates has an interest at the time of such investment.

          (b) The General Partner may cause or permit (i) any Affiliate of the General Partner (other than the Partnership) to invest in Portfolio Companies or
(ii) any entity in which an Affiliate of the General Partner (other than the Partnership) holds twenty-five percent (25%) or more of the outstanding equity interests to invest in or acquire fifty percent (50%) or more of the outstanding equity interests of a Portfolio Company. In either event, the General Partner shall deliver written notice to the Advisory Board at least ten (10) days prior to the consummation of such investment; provided, however, that in no event shall the General Partner be required to obtain the approval or consent of any of the Limited Partners or the Advisory Board prior to the consummation of such investment.

          (c) The General Partner may cause the Partnership to invest jointly with Affiliates of the General Partner in issuers of Securities in which none of the Partnership, the General Partner or any Affiliates of the General Partner has an interest at the time of such investment; provided, that such joint investments shall be made on a pari passu basis and on substantially similar economic terms. In the event that the terms of any such joint investment are not on a pari passu basis and substantially similar economic terms, such joint investment shall be approved in writing by the Advisory Board; provided, that no approval shall be required for any such joint investment made by the Partnership on the same terms and conditions as any unaffiliated third party participating in such joint investment. The amounts to be invested by the Partnership and any Affiliates of the General Partner with respect to such joint investments shall be determined by the General Partner in its sole discretion.

          (d) In considering whether to approve or disapprove any request by the General Partner for any investment requiring the approval of the Advisory Board under this Section 6.12, the Advisory Board shall address, without limitation, any relative valuation issues that may arise as a result of such investments. In connection therewith, the Partners acknowledge that the terms of any such investment may not have been determined through arms'-length negotiations and that, in connection with any such investments, neither the General Partner nor the Advisory Board shall be required to obtain fairness opinions, appraisals, independent consultant reports or the consent of the Limited Partners in recommending (in the case of the General Partner) or in approving (in the case of the Advisory Board) any such investment. However, any request for approval of any such investment by the Advisory Board shall be submitted by the General Partner in a writing which shall set forth in reasonable detail (i) the General Partner's reasons for desiring that the Partnership make such investment, (ii) the

General Partner's relative valuation analysis with respect to such investment, and (iii) the benefits which the General Partner or its Affiliates are likely to receive as a result of such investment other than by virtue of their Interests in the Partnership.

     6.13 Advisory Board.

          (a) The General Partner shall cause an advisory board (the "Advisory Board") of the Partnership to be formed for the purpose of reviewing and approving those certain matters and determinations with respect to the management of the Partnership set forth in this Agreement. The Advisory Board shall consist of at least five (5) members, each of whom shall be appointed by certain Limited Partners granted the right to appoint a member of the Advisory Board by the General Partner and at least one (1) of which shall be the representative of an ERISA Partner. After the initial appointment of the Advisory Board, members of the Advisory Board shall serve on the Advisory Board for such periods as may be determined by the Limited Partner which appointed such member. Unless otherwise expressly provided herein, all decisions and actions of the Advisory Board shall require the affirmative written vote of a majority of all of the members, with each member entitled to one vote in all matters. In lieu of holding a meeting, the members of the Advisory Board may vote or otherwise take action by a written instrument indicating the unanimous consent of the members. Each member of the Advisory Board may authorize another Person or Persons to act and vote on its behalf by proxy. The members of the Advisory Board may participate in any meeting of the Advisory Board by means of conference telephone or similar communications equipment, as long as all Persons participating in the meeting can speak with and hear each other, and participation by a member of the Advisory Board pursuant to the method described above shall constitute presence in person at such meeting.

          (b) No member of the Advisory Board shall be entitled to receive any fees or other compensation for serving as a member of the Advisory Board. The Partnership shall reimburse each member of the Advisory Board for such member's out-of-pocket expenses incurred in connection with such member's service on the Advisory Board, including without limitation, all reasonable expenses for airfare, lodging, meals and other travel expenses incurred in attending meetings of the Advisory Board.

          (c) The Partnership shall defend, indemnify and hold harmless each member of the Advisory Board, the Partner which appointed such member, the employer of such member, and all affiliates of such member, Partner or employer (each, an "Indemnitee") from and against any and all liabilities, demands, claims, actions or causes of action, losses or expenses (including reasonable attorneys' fees, expenses and costs of investigation) sustained or incurred by any such Indemnitee by reason of the fact that such Indemnitee is or was a member of the Advisory Board, or by reason of action taken or omitted to be taken by such Indemnitee in any such capacity, provided that such Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership.

     6.14 ERISA Matters. The General Partner shall use its best efforts to operate the Partnership and conduct its business and affairs so that the Partnership will qualify as a VCOC; provided, that participation in the Partnership by ERISA Partners is "significant" within the meaning of the Plan Asset Regulations. If participation in the Partnership by ERISA Partners is significant within the meaning of the Plan Asset Regulations, the General Partner shall not call for the first Capital Contribution of the Partners without an opinion of counsel delivered to the Partnership and each Partner to the effect that concurrent with the contribution of the first Capital Contributions the Partnership will qualify as a VCOC. The General Partner shall not call for any Capital Contribution to the Partnership (i) for payment prior to the first date on which the Partnership makes an investment that is not a short-term investment of funds, or (ii) for purposes of making any investment (or paying any expenses) which would cause the Partnership to be deemed to hold "plan assets" for purposes of the Plan Asset Regulations.

     6.15 Unrelated Business Taxable Income. Notwithstanding anything to the contrary in this Agreement, the General Partner shall use its best efforts to avoid the Partnership's engaging in any transaction that would cause any Partner or any direct or indirect partner of any Partner that is exempt from federal income tax to recognize UBTI as a result of its investment in the Partnership.


                                  ARTICLE VII
                  Rights and Obligations of Limited Partners

     7.1 Limitations on Limited Partners. The Limited Partners shall take no part in the management or control of the Partnership business, and have no right or authority to act for the Partnership or to vote on matters other than the matters set forth in this Agreement or in the Act.

     7.2 Diversification. The General Partner shall not, without the prior consent of the Advisory Board, cause or permit the Partnership to invest in one or more Securities if, after giving effect to such action, more than fifteen percent (15%) of the aggregate of all Partners' Capital Commitments of the Partners would be invested in any single Security or in any group of Securities issued by a single operating company (the "Diversification Limit").

     7.3 Co-Investment Rights. The General Partner may, but shall not be obligated to, permit one or more (a) Limited Partners (but not necessarily all Limited Partners) and Affiliates thereof or (b) employees of Portfolio Companies, to invest in Securities (a "Co-Investment"). The Partners agree that the General Partner shall have the right to structure Co-Investments in such manner as it deems appropriate under the circumstances, including the terms of all agreements relating thereto. Unless otherwise approved by the Advisory Board, Co-Investments shall be made on a pari passu basis and on economic terms substantially the same (to the extent practicable) as the terms of the Partnership's investment in such Securities.

     7.4  Removal of General Partner.

          (a) The General Partner may be removed as General Partner for Cause upon the written notice of a Two-Thirds-in-Interest of the Nondefaulting Limited Partners. Such written notice shall be delivered to the General Partner and shall state in reasonable detail the cause for removal and the effective date of such action, which effective date may be immediately upon delivery of the notice or thereafter; provided, however, the General Partner shall have 120 days from receipt of such notice to remedy or otherwise cure such Cause for removal. "Cause" for the removal of the General Partner shall mean the commission of any act of gross negligence, fraud, willful, wanton or intentional misconduct or malfeasance which, in each case, materially and adversely affects the Partnership.

          (b) Subject to the terms of this Section 7.4, the removal of the General Partner shall not impair any rights of such General Partner attributable to the period prior to the effective date of such removal. If the General Partner is removed pursuant to this Section 7.4, and the Partnership is continued as provided below, the General Partner shall become a Limited Partner in all respects under the Act as of the date of its removal, and its interest in the Net Income and Net Losses, and items of income and expense of the Partnership, shall convert, as of the date of its removal, into a Limited Partner Interest and the General Partner's share of the most recent Estimated Value of the Fund shall be treated as its Capital Contribution for purposes of determining the Limited Partner Interest attributable to the converted interest. Subject to Section 7.4(d), the General Partner shall be entitled to all of the rights of the other Limited Partners with respect to its converted interest, including the right to receive allocations and distributions on the basis of the Capital Contribution that results from the conversion of its Interest.

           (c) Except as otherwise required by law, if the General Partner is removed pursuant to this Section 7.4, it shall not be liable for any obligations of the Partnership arising after the effective date of its removal. The Partnership shall, within fifteen (15) days after the removal of the General Partner, file an amendment to the Certificate to reflect the removal of the General Partner as general partner.

          (d) In the event of the removal of the General Partner, Two-Thirds-in-Interest of the Nondefaulting Limited Partners may elect either to (i) appoint a new General Partner to continue the business of the Partnership in accordance with the requirements of the Act or (ii) dissolve the Partnership. If a new General Partner is not elected within ninety (90) days after removal of the previous General Partner, the Partnership shall be dissolved, wound up and terminated. The new General Partner shall have such rights to distributions and allocations of Net Income and Net Losses as may be conveyed to it voluntarily by any Partner, provided, that there is no dilution to the removed General Partner's rights to distributions, Net Income or Net Losses.

      7.5 Deficit Capital Accounts at Liquidation. No Limited Partner shall have any obligation upon termination of the Partnership to restore a negative Capital Account balance.

                                 ARTICLE VIII
                     Assignability of Interest; Withdrawal

      8.1 Assignment of General Partner's Interest. The General Partner shall not transfer its Interest in the Partnership as General Partner or voluntarily withdraw as General Partner without the written consent of Two-Thirds-in-Interest of the Nondefaulting Limited Partners. Notwithstanding the foregoing, the General Partner or the partners thereof may assign a portion of the right to receive Partnership distributions to other Persons.

     8.2 Assignment of Limited Partner's Interest. A Limited Partner may not sell, transfer, assign, pledge, subdivide for resale or otherwise dispose of all or any part of its Interest in the Partnership (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the General Partner, the granting or denying of which shall be in the General Partner's absolute discretion. No assignee of a Limited Partner shall become a Substitute Limited Partner in the place of its assignor except as provided in
Section 8.3 hereof. The Partnership shall have no obligation to recognize, furnish information or make distributions to any assignee of a Limited Partner which does not become a Substitute Limited Partner, and such assignee's rights shall be only against its assignor.

     8.3 Substitute Limited Partner. No assignee of the whole or any part of a Limited Partner Interest shall be substituted as a Limited Partner without the prior written consent of the General Partner, the granting or denying of which consent shall be in the General Partner's absolute discretion. As a condition to the approval or consent of the General Partner to the admission of an assignee of a Limited Partner as a Substitute Limited Partner, the General Partner:

          (a) shall require such assignee to accept and assume, in form satisfactory to the General Partner, all the terms and provisions of this Agreement, and

          (b)  may require such assignee to:

               (i) provide an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that assignment of the Limited Partner Interest and substitution of the assignee as a Limited Partner does not result in termination of the Partnership for purposes of
     Section 708 or any successor or similar provision of the Code;

               (ii) provide an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that neither the offering nor the assignment of the Limited Partner Interest violates any registration provision of any Federal or state securities or comparable laws, subjects the Partnership to registration as an investment company under the Investment Company Act of 1940, as amended, or requires that the General Partner or the Partnership register as an investment adviser under the Investment Advisers Act of 1940, as amended;

               (iii) provide an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that assignment of the Limited Partner Interest and substitution of the assignee as a Limited Partner will not cause the Partnership to be classified as an association taxable as a corporation or to be treated as a publicly traded partnership as defined in Sections 7704(b) and 469(k)(2) of the Code;

               (iv) execute such other documents or instruments as the General Partner may reasonably require to effect the admission of such assignee as a Limited Partner; and

               (v) pay such reasonable expenses as the Partnership may incur in connection with such substitution.

     8.4 Effective Date. The effective date of a substitution shall be the date designated by the General Partner in writing to the Substitute Limited Partner, which shall not be later than the first day of the calendar quarter of the Partnership next following the date upon which the General Partner has given its written consent to such substitution.

     8.5 Amendment of Agreement. This Agreement shall be amended by the General Partner, if and when appropriate, to reflect the substitution or addition of Limited Partners.

      8.6  Withdrawal by Limited Partner.

          (a) A Limited Partner may not withdraw from the Partnership unless the General Partner shall have previously consented in writing to such withdrawal, the granting or denying of which consent shall be in the General Partner's absolute discretion. A Limited Partner shall be allowed to withdraw as herein provided only upon written notice requesting such withdrawal.

          (b) Notwithstanding Section 8.6(a) above and in addition to the right of a Limited Partner not to pay a portion of such Limited Partner's Capital Commitment under certain circumstances pursuant to Section 3.6 above, if any Limited Partner provides the General Partner with an opinion of counsel reasonably satisfactory to the General Partner, or the General Partner provides a Limited Partner with an opinion of counsel reasonably satisfactory to such Limited Partner, that in such counsel's reasonable opinion, (a) ERISA, the Bank Holding Company Act of 1956, as amended, or any similar legislation, or any Federal or state legislation applicable to governmental pension plans, or regulations thereunder, shall require such Limited Partner (hereinafter sometimes referred to as a "Regulated Limited Partner") to divest its interest in the Partnership prior to dissolution of the Partnership, (b) such Limited Partner's continued investment in the Partnership is contrary to such laws or regulations, or (c) the assets of the Partnership may be deemed to constitute "plan assets" within the meaning of the Plan Asset Regulations, the General Partner shall use reasonable efforts to seek a buyer or buyers (which may be other Limited Partners) for the remainder of the interest held by such Limited Partner or shall seek to make such changes in the Partnership or its operation in accordance with the provisions of this Agreement so as to comply with such laws or regulations or otherwise eliminate the necessity for such withdrawal; provided, however, the General Partner shall not make any changes which it determines not to be in the best interests of the Partnership or a majority in interest of the Limited Partners, or if the General Partner determines that changes are not necessary in order to comply with such laws or regulations. If no buyer is found for all of such Limited Partner's interest in the Partnership on terms reasonably satisfactory to such Limited Partner and the General Partner is unable to eliminate the necessity for such withdrawal to the reasonable satisfaction of such Limited Partner and the General Partner within ninety (90) days of the date of such opinion, upon request of such Limited Partner, the General Partner shall consent to the immediate withdrawal of such Limited Partner from the Partnership pursuant to this Section 8.6.

          (c) In the event a Limited Partner withdraws from the Partnership pursuant to this Section 8.6, the Partnership shall pay such withdrawing Limited Partner an amount equal to such Limited Partner's share of the Estimated Value of the Fund determined pursuant to Section 11.4 hereof as of the date of such withdrawal. Such amount shall be paid without interest within a reasonable period of time, and in the case of a withdrawal pursuant to Section 8.6(b) hereof, within 120 days of the Partnership's receipt of the opinion of counsel described therein; provided, however, it shall not be paid during a time that such payment would cause hardship to the Partnership. The General Partner shall have absolute discretion to make the distribution in respect of the interest of a withdrawing Limited Partner in cash or in kind; provided, however, that if the withdrawing Limited Partner notifies the Partnership in writing that the receipt by such Limited Partner of a distribution of Securities in kind would result in a material violation of ERISA by, or imposition of excise taxes on, such Limited Partner, then the General Partner shall sell such Securities and distribute the proceeds of such sale to such Limited Partner. Any portion of distributions made to a withdrawing Limited Partner in kind pursuant to this Section 8.6 shall be made in proportion to such Limited Partner's percentage interest in each Security then held by the Partnership; provided, however, that the General Partner may withhold from distribution any Securities the distribution of which would, in the General Partner's reasonable discretion, cause hardship to the issuer of such Securities or to the Partnership. If distribution is to be made in kind and if such distribution cannot be made in full because of restrictions on the transfer of Securities or for any other reason, such distribution may, at the option of the Limited Partner, either (i) be distributed in cash, or (ii) be delayed until an effective transfer and distribution may be made, and such Securities shall be designated by the General Partner for transfer in respect of the withdrawing Limited Partner's interest (the "Designated Securities"). Such Designated Securities may nevertheless be sold by the General Partner, provided that the General Partner remit the cash proceeds therefrom to the withdrawing Limited Partner. The withdrawing Limited Partner shall not share in the income and losses of the Partnership from the date of its withdrawal and shall have no further interest in the Partnership or its assets, except that it shall receive income and dividends paid by the issuer with respect to any Designated Securities and shall be entitled to the appreciation of or suffer the depreciation of such Designated Securities and shall be specially allocated an appropriate amount of the Net Income or Net Losses resulting from the sale by the Partnership of Designated Securities on its behalf. Schedule 1 hereto shall be revised to reflect such withdrawal and the withdrawing Limited Partner shall no longer be considered a Limited Partner for purposes of this Agreement.

          (d) No distribution shall be made to a withdrawing Limited Partner unless all liabilities of the Partnership have been paid (including any reserves to pay contingent liabilities, as determined by the General Partner in its sole discretion) or unless the Partnership has assets sufficient to pay such liabilities. No Limited Partner shall have the right to demand or receive property other than cash in return for its Partnership interest, and no Limited Partner, upon withdrawal, shall have priority over any other Limited Partner as to either a return of its Capital Contribution or distribution of its share of Partnership profits.

      8.7 Annual Meeting. Once each year, upon at least thirty (30) days' prior written notice, the General Partner shall conduct a meeting open to all Partners ("Annual Meeting"). At the Annual Meeting, the General Partner will discuss the performance of the Partnership, the status of any investment opportunities for the Partnership and performance and prospects of its portfolio securities or companies.


                                  ARTICLE IX
                                  Investments

     9.1 Liquid Investments. To the extent that the Partnership from time to time has funds which are not invested in private debt or equity investments pursuant to this Agreement, the Partnership shall invest in highly liquid investments ("Liquid Investments") providing for appropriate safety of principal, such as commercial paper bearing the highest rating of a nationally recognized rating agency, money market mutual funds, securities issued by the United States Government, any instrumentality thereof, or one of the states of the United States, or a domestic bank with total assets in excess of $5,000,000,000, to provide liquid investments from which to meet obligations of the Partnership and to hold funds pending investment or distribution.

     9.2 Investment Intent of Limited Partners. Each Limited Partner by execution of this Agreement warrants to every other Partner and to the Partnership that such Limited Partner is acquiring its interest in the Partnership for purposes of investment only, for its own account (or where applicable in its fiduciary capacity) and not with the view to resell or to distribute the same or any part thereof, and that no other person has any interest in such Partnership interest or in the rights of such Limited Partner hereunder other than as a shareholder in such Limited Partner in the case of a corporate Limited Partner, partner in a partnership Limited Partner, in which case the names of and all requested information concerning all such partners have been disclosed to the General Partner, or as a participant or beneficiary of an employee benefit plan, trust or other entity with respect to which such Limited Partner is acting in a fiduciary capacity.


                                   ARTICLE X
                          Dissolution and Termination

     10.1 Extension of Partnership Term. It is contemplated by the Partners that the term of the Partnership shall end on the Dissolution Date and that the Partnership shall be considered to be dissolved on such date without any further action being required by any of the Partners, unless sooner dissolved pursuant to Section 10.2 or by operation of law. Notwithstanding the foregoing, the term of the Partnership may be extended by the General Partner, with the prior written consent of the Advisory Board, for up to three (3) consecutive times, in each case for an additional one (1) year period.

     10.2 Events of Dissolution.

          (a) The Partnership shall be dissolved upon the earlier to occur of the following events:

               (i) on a date designated by the General Partner and Two-Thirds-in-Interest of the Nondefaulting Limited Partners;

               (ii) the withdrawal in contravention of this Agreement, dissolution or Bankruptcy of the General Partner, unless the Limited Partners shall elect to carry on the business pursuant to Section 10.4 hereof;

               (iii) the election by Two-Thirds-in-Interest of the Nondefaulting Limited Partners in the event that Andrew Filipowski is no longer employed by the General Partner or an Affiliate of the General Partner, such election to be made within ninety (90) days after written notice from the General Partner of such event;

               (iv) the election by Two-Thirds-in-Interest of the Nondefaulting Limited Partners to dissolve the Partnership pursuant to Section 7.4(d) hereof;

               (v) the completion of the sale of all or substantially all of the assets of the Partnership; or

               (vi) the date which is ten (10) years from the date of the Final Closing (or the date of the First Closing if there is no Subsequent Closing); provided, however, that the General Partner may, in its sole discretion, extend the date for dissolution of the Partnership under this paragraph (iv) for up to three (3) additional one (1) year periods.

          (b) Dissolution of the Partnership shall be effective on the date on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Certificate shall have been canceled and the assets of the Partnership shall have been liquidated and distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. Upon dissolution, the General Partner, or if the General Partner shall have been removed pursuant to Section 7.4, then a liquidating agent appointed by Two-Thirds-in-Interest of the Nondefaulting Limited Partners (the General Partner or such person so designated as liquidating agent hereinafter referred to as the "Liquidator"), shall commence to wind up the affairs of the Partnership, liquidate the assets of the Partnership or distribute such assets in kind (in each case in its sole discretion), apply and distribute such assets or the proceeds thereof as contemplated by this Agreement, and cause the cancellation of the Certificate.

          (c) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets. The Liquidator shall at all times wind up the affairs of the Partnership and liquidate the Partnership's assets in a manner in which the Partnership and its assets will not be deemed to be "plan assets" for purposes of ERISA and the Plan Asset Regulations.

     10.3 Distributions Upon Liquidation. Distributions upon liquidation of the Partnership shall be made pursuant to Section 5.5 hereof.

     10.4 Election to Carry on Activities. Notwithstanding the provisions of
Section 7.4, upon the occurrence of an event described in Section 10.2(a)(ii) hereof, the Limited Partners may, within ninety (90) days of such event, elect to carry on the activities of the Partnership with one or more substitute General Partners by the affirmative vote of Limited Partners required by the Act. If such an election is made, the General Partner shall receive in cash within ninety (90) days after such election the value of its Interest in the Partnership as of the date of such election.


                                  ARTICLE XI
                       Books, Records and Bank Accounts

     11.1 Books and Records. The General Partner shall keep accurate books of account with respect to the operations of the Partnership. Such books shall be maintained at the principal place of business of the Partnership, or at such other place as the General Partner shall determine, and all Partners, and their duly authorized representatives, shall at all reasonable times have access to such books and the right to make copies thereof.

     11.2 Accounting Basis and Accounting Year; Fiscal Year. Such books shall be kept on the cash, accrual or other basis, as determined by the General Partner in its sole discretion, in accordance with the accounting methods followed by the Partnership for Federal income tax purposes and otherwise in accordance with generally accepted accounting principles ("GAAP") applied in a consistent manner, reflect all Partnership transactions, be appropriate and adequate for the Partnership's activities and for the carrying out of all provisions of this Agreement, and be closed and balanced at the end of each calendar year. The fiscal year of the Partnership shall be the calendar year.

     11.3 Reports; Annual Certificate.

          (a) No later than ninety (90) days after the close of each fiscal year, the General Partner shall cause an audit of the financial statements of the Partnership as of the end of such year to be made in accordance with GAAP by the Accountants, and a copy of such financial statements shall be furnished to each Partner and shall include, as of the end of such year: a statement of the assets and liabilities of the Partnership; a statement of operations setting forth the Net Losses or Net Income of the Partnership; and a statement of changes in the Partnership's net assets. The General Partner shall cause the Accountants to supply in a timely manner such tax information on Form K-1 and all other information necessary to enable each Partner to prepare its income tax return, and the General Partner shall supply such other information as each Partner may reasonably request for the purpose of enabling it to comply with any reporting requirements imposed by any governmental agency or authority.

          (b) No later than forty-five (45) days after the close of each fiscal quarter, the General Partner shall prepare and furnish to each Partner a combined unaudited report which includes for the quarter and year to date a balance sheet, an income statement, a statement of cash flows prepared in accordance with GAAP, and a transaction report which describes each significant transaction of the Partnership which has occurred since the end of the preceding quarter and the remaining Capital Commitments to be contributed to the Partnership by each of the Partners.

     11.4 Valuation of Partnership Assets.

          (a) The General Partner shall value the Partnership assets as of the last day of each calendar quarter and shall, within forty-five (45) days thereafter, furnish to each Limited Partner a statement showing the cost and estimated value of each asset, the net worth of the Partnership (the "Estimated Value of the Fund") and the balance of such Partner's Capital Account and such Partner's share of the Estimated Value of the Fund as determined pursuant to
Section 11.4(c) below. In addition, the General Partner shall value any Securities which are to be distributed in kind pursuant to Article V or Section 8.6(c) hereof as of the date of such distribution and shall provide Limited Partners with a summary statement showing the cost and estimated value of such Securities.

          (b) In determining the value of Partnership assets, no value shall be placed on the goodwill or the name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership's accounting records, but there shall be taken into consideration any related items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase Securities pursuant to agreements entered into on or prior to such date of valuation. Determinations of value of Securities made pursuant to this Section 11.4 shall be based on all relevant factors, including, without limitation, type, marketability, restrictions on disposition, subsequent purchases of the same or similar Securities by other investors, pending mergers or acquisitions, and current financial position and operating results; provided, however, the value of a Security which is listed on a recognized securities exchange or traded pursuant to the National Association of Securities Dealers Automated Quotation System shall be valued at its most recent sale price and the value of a Security which is otherwise traded in the over-the-counter market shall be valued at its most recent bid price discounted, in both instances, to reflect any restrictions on transfer. Subject to Section 11.4(d) below, the value of each Partnership asset and the Estimated Value of the Fund determined by the General Partner pursuant to this Section 11.4 shall be conclusive and binding on all of the Partners and all parties claiming through or under them.

          (c) Each Partner's share of the Estimated Value of the Fund shall be the amount such Partner would receive on liquidation of the Partnership under
Section 5.4.

          (d) Within sixty (60) days of delivery of the Estimated Value of the Fund by the General Partner, the Advisory Board may request that the value of any particular asset of the Partnership and/or the Estimated Value of the Fund be determined by a qualified, independent appraisal firm selected by the Advisory Board and reasonably acceptable to the General Partner. In the event that the Advisory Board and the General Partner cannot agree upon the appraiser, each shall select an appraiser and such appraisers shall jointly select a third appraiser. The fees and expenses of all of the appraisers shall be borne by the Partnership.

     11.5 Depository Accounts. The General Partner shall be responsible for causing one or more accounts to be maintained in one or more banks or other depositories, which accounts shall be used for the payment of expenditures incurred by the General Partner in connection with the business of the Partnership, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the Partnership, and shall be received, held and disbursed by the General Partner for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds.

     11.6 Tax Elections.

          (a) The General Partner, in its sole discretion, may make or revoke an election to adjust the basis of the assets of the Partnership for Federal income tax purposes in accordance with Section 754 of the Code, in the event of a distribution of Partnership property as described in Section 734 of the Code or a transfer by any Partner of its interest in the Partnership as described in
Section 743 of the Code.

          (b) The General Partner may also, from time to time, make such other tax elections as it deems necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement.


                                  ARTICLE XII
                                  Amendments

     12.1 Amendments With Consent of the Partners. This Agreement shall be amended only upon the written agreement of the General Partner and Two-Thirds-in-Interest of the Nondefaulting Limited Partners; provided, however, that no amendment shall be made to Section 3.3(c), the second sentence of Section 3.6(c), the first sentence of Section 5.1, Section 3.5, Section 6.1(b), or
Section 8.6 of this Agreement without the prior written agreement of Two-Thirds-in-Interest of the Nondefaulting Limited Partners that are subject to ERISA.

     12.2 Amendments Without Consent of the Partners. In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, but without the consent of the Limited Partners, (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provision herein, or to add other provisions with respect to matters arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (c) to delete or add any provision to this Agreement required to be so deleted or added by any Federal or state agency deemed to be for the benefit or protection of the Limited Partner; (d) to better assure, in the opinion of counsel to the Partnership, that the Partnership will continue to be classified as a pass-through entity for purposes of Federal income taxes; provided, however, that no amendment shall be adopted pursuant to this section unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) is consistent with Article IV; and (iii) does not adversely affecting the limited liability of the Limited Partners or the status of the Partnership as a pass-through entity for Federal income tax purposes; or (e) amend Schedule 1 as required in connection with any Partner's Capital Commitment or the admission of new or additional Limited Partners. Notwithstanding the foregoing, the Limited Partners hereby specifically consent to the amendment of this Agreement from time to time in such manner as is determined by counsel for the Partnership to be necessary or reasonably helpful to ensure that the allocations of profits, losses and individual items thereof are given effect for Federal income tax purposes, including any amendments determined by counsel to be necessary to comply with the treasury regulations promulgated under Section 704 of the Code.


                                 ARTICLE XIII
                                 Miscellaneous

     13.1 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner giving such notice, election or demand, and shall be delivered personally, sent by telex or facsimile machine, or sent by registered or certified mail, return receipt requested, to the Partners at the addresses set forth in Schedule 1 hereto. The date of personal delivery, the date the telex or facsimile is sent to the recipient or the date of mailing, as the case may be, shall be the date of such notice.

     13.2 Voting; Consents. Any action requiring the affirmative vote of Limited Partners under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting or, in lieu thereof, by written consent of the Non-Defaulting Limited Partners with the required percentage-in-Interest. Except as otherwise expressly set forth herein, in the event that the Limited Partners are required to consent in writing to any action or matter under this Agreement and a Limited Partner shall fail to deliver such written consent or notice of refusal to consent to the Partnership or the General Partner within fifteen (15) Business Days of receipt of a notice requesting such consent, then such Limited Partner shall be deemed to have consented to such action or matter. Such notice requesting consent of the Limited Partners shall refer to this Section 13.2 and state that the failure by a Limited Partner to respond to such request shall be deemed to be a consent to the action or matter set forth in the notice. For purposes of this Agreement, in the event and to the extent that the General Partner holds any Interest as a Limited Partner (other than a converted Interest pursuant to Section 7.4), such Interest shall be excluded from and not be permitted to vote on or consent to any action or matter coming before the Limited Partners for their approval or consent.

     13.3 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors, heirs, successors-in-title and assignees, and each and every successor-in- interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

     13.4 Partner Duties. Pursuant to Section 1101(d) of the Act, the duties of the Partners to the other Partners and to the Partnership are hereby limited to those provided expressly in this Agreement, including, but not limited to, the provisions of Sections 6.7, 6.11, 6.12 and 7.3.

     13.5 ERISA Representations and Warranties. Each of the ERISA Partners represents and warrants for the benefit of the other Partners and the Partnership that, as of the date of the execution and delivery of this Agreement and as of the date of admission of such Limited Partner to the Partnership: (i) such Limited Partner has been informed of and understands the Partnership's investment objectives, policies and strategies, (ii) such Limited Partner has considered whether its investment in the Partnership is consistent with the provisions of ERISA and/or other applicable law and (iii) such Limited Partner has consulted with its own counsel as to the proposed operation of the Partnership, and (iv) such Limited Partner has the authority to invest in the Partnership under applicable law and the governing documents relating to such Limited Partner.

     13.6 Partition. The Partners hereby agree that no Partner or any successor-in-interest to any Partner shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned and each Partner, on behalf of itself, and its successors, representatives and assigns, hereby waives any such right. It is the intention of the Partners that during the term of this Agreement the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of its interest in the Partnership or any of its assets shall be subject to the limitations and restrictions of this Agreement.

     13.7 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

     13.8 Captions. Titles or captions of articles or sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

     13.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all Partners, notwithstanding that all Partners have not signed the same counterpart. A Limited Partner may evidence his agreement to be bound hereby by execution of a subscription agreement for Limited Partner Interests or another appropriate writing without the necessity of executing a counterpart hereof.

     13.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of Delaware (regardless of the choice of law principles of Delaware or of any other jurisdiction).

     13.11 Gender and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     13.12 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and no third party shall be a beneficiary of the Partners' obligations hereunder including, without limitation, their obligations to contribute capital to the Partnership.

     13.13 Severability. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     13.14 Entire Agreement. This Agreement, together with each Limited Partner's subscription agreement for Limited Partner Interests, contains the entire agreement among the parties and supersedes all prior arrangements or understandings with respect thereto.


                 [remainder of page intentionally left blank;
                           signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    GENERAL PARTNER:

                                    Skyscraper Management, L.L.C.

                                    By:
                                       ---------------------------
                                    Name:
                                         -------------------------
                                    Its:
                                        --------------------------



                                    LIMITED PARTNERS:



                                    TO BE AGREED TO BY EXECUTION OF
                                    COUNTERPART LIMITED PARTNER
                                    SIGNATURE PAGE

                           SKYSCRAPER VENTURES, L.P.

                  Counterpart Limited Partner Signature Page
                  ------------------------------------------

     The undersigned Limited Partner hereby executes the Amended and Restated Limited Partnership Agreement of Skyscraper Ventures, L.P. dated as of May 5, 2000, and hereby authorizes this signature page to be attached to a counterpart of such document executed by the General Partner of Skyscraper Ventures, L.P.

Dated as of              , 2000.
           --------------
                                     Amount of Total Capital Commitment:

                                     $
                                      -----------------------------------


                                     ------------------------------------
                                     (Print Name of Limited Partner)

                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

                                  SCHEDULE 1

                             Schedule of Partners
                             --------------------

                                                      Participation
Name and Address                 Capital Commitment    Percentage
----------------                 ------------------   -------------

General Partner:

Skyscraper Management, L.L.C.              $140,000              1%
4225 Naperville Road
Suite 400
Lisle, Illinois 60532

Limited Partners:

divine interVentures, inc.               $9,860,000           70.4%
4225 Naperville Road
Suite 400
Lisle, Illinois 60532

Mesirow Partnership Fund I, L.P.         $4,000,000           28.6%
350 North Clark Street
Chicago, Illinois 60610
                                        ===========           =====
                                        $14,000,000            100%